                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Schedule 14(a)
                     of the Securities Exchange Act of 1934


File by the Registrant  /X/
Filed by a Party other than Registrant  / /

Check the Appropriate Box:
/ /  Preliminary Proxy Statement    / /  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE SEIBELS BRUCE GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement no.:

          ----------------------------------------------------------------------

     3.   Filing Party:

          ----------------------------------------------------------------------

     4.   Date Filed:

          ----------------------------------------------------------------------

                          THE SEIBELS BRUCE GROUP, INC.
                            COLUMBIA, SOUTH CAROLINA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1999

              TO THE SHAREHOLDERS OF THE SEIBELS BRUCE GROUP, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of The Seibels Bruce Group, Inc. ("SBIG" or the "Company") will be held at the offices of the Company at 1501 Lady Street, Columbia, South Carolina 29201, at 11:00 a.m., on Wednesday, May 19, 1999 for the purpose of considering and acting upon the following:

     1) The election of two (2) directors to hold office until the 2002 Annual Meeting of Shareholders or until his/her successor shall be elected and shall qualify (Proposal 1);

     2) The ratification of the Board's appointment of Arthur Andersen LLP as auditors of the Company's books and records for the fiscal year ending December 31, 1999 (Proposal 2); and

     3) The transaction of such other business as may properly and lawfully come before the Meeting or any adjournment thereof.

     All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

     The transfer books of the Company will close as of the end of business on March 22, 1999 (the "Record Date") for purposes of determining shareholders who are entitled to notice of and to vote at the Meeting, but will not be closed for any other purpose.

     All shareholders are cordially invited to attend the Meeting in person. If you cannot attend the Meeting, please take the time to promptly sign, date and mail the enclosed proxy in the envelope we have provided. If you attend the Meeting and decide that you want to vote in person, you may revoke your proxy. The Board of Directors recommends that you vote in favor of the nominees for directors and the described proposals to be considered at the Meeting.

                                         By Order of the Board of Directors


                                         /s/ Matt P. McClure
                                         -------------------
                                         Matt P. McClure
                                         Corporate Secretary

April 12, 1999

THE ACCOMPANYING PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS AND IS REVOCABLE AT ANY TIME PRIOR TO BEING EXERCISED. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS THEREON. IF A CHOICE IS NOT INDICATED, HOWEVER, THE PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTORS, IN FAVOR OF THE DESCRIBED PROPOSALS TO BE CONSIDERED AT THE MEETING, AND IN THE BEST JUDGMENT OF THE PROXIES CONCERNING ALL OTHER PROPOSALS CONSIDERED AT THE MEETING.

                          THE SEIBELS BRUCE GROUP, INC.
                                1501 Lady Street
                         Columbia, South Carolina 29201

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1999

GENERAL

     This Proxy Statement is furnished to the holders of common stock, par value $1.00 per share (the "Common Stock"), of The Seibels Bruce Group, Inc. ("SBIG" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders commencing on or about April 12, 1999.

     When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the nominees for directors and the described proposals to be considered at the Meeting and in the best judgment of the proxies concerning all other proposals considered at the Meeting.

     Any shareholder who executes and delivers a proxy may revoke it prior to its use by (i) giving written notice of such revocation to the Corporate Secretary of SBIG at Post Office Box One, Columbia, South Carolina 29202, the Company's mailing address; or (ii) executing and delivering to the Corporate Secretary of SBIG (by mail at Post Office Box One, Columbia, South Carolina 29202, or by delivery at 1501 Lady Street, Columbia, South Carolina 29201) a proxy bearing a later date; or (iii) appearing at the Meeting and voting in person.

ANNUAL REPORT

     The Company's 1998 Annual Report, including Financial Statements, is enclosed with this Proxy Statement. The Form 10-K Annual Report to the Securities and Exchange Commission provides certain additional information. Shareholders may obtain a copy of this Form 10-K Annual Report without charge upon written request addressed to Corporate Secretary, The Seibels Bruce Group, Inc., Post Office Box One, Columbia, South Carolina 29202. If the person requesting a copy is not a shareholder of record, the request must include a representation that he or she is a beneficial owner of the Company's Common Stock.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Officers, directors, employees and agents of the Company may solicit proxies by telephone, telegram or personal interview, without additional compensation.

VOTING

     Only holders of record of issued and outstanding shares of Common Stock, as of March 22, 1999 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 7,728,707 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote, except with respect to Proposal 1, as described below.

     In accordance with applicable state law and the Company's Articles of Incorporation and Bylaws, abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present. "Broker non-votes" occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked the applicable box on the proxy card. With respect to Proposal 1, abstentions and "broker non-votes" will not count as either a vote "FOR" or "AGAINST" such Proposal. With respect to Proposal 2, abstentions will be considered entitled to vote and thus will have the effect of a vote "AGAINST" such Proposal while "broker non-votes" will not be considered entitled to vote and thus will not be counted as a vote "FOR" or "AGAINST" such Proposal.

     In connection with Proposal 1, the election of directors, each shareholder is allowed to cumulate his or her votes and cast as many votes as the number of shares he or she holds multiplied by the number of directors to be elected, the same to be cast for any one candidate or distributed among any two or more candidates. For shares to be voted cumulatively, a shareholder who has the right to cumulate his or her votes shall either (1) give written notice of his or her intention to the President or another officer of the Company not less than 48 hours before the time fixed for the Meeting, which notice must be announced in the Meeting before the voting, or (2) announce his or her intention in the Meeting before the voting for directors commences; and all shareholders entitled to vote at the Meeting shall without further notice be entitled to cumulate their votes. Directors will be elected by a plurality of the votes cast.

     If a quorum is present: (i) those two nominees who receive the greatest number of votes cast for the election of directors at the Meeting will become directors of the Company at the conclusion of the tabulation of the votes; and
(ii) the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting will be required to approve Proposal 2.

     Participants in the Company's Dividend Reinvestment and Shareholder Purchase Plan (the "DRSP Plan") who have shares of Common Stock registered in their names and who vote those shares on any matter submitted to the Meeting will have all shares credited to their accounts under the DRSP Plan automatically added to that number and voted in the same manner. If such participants do not vote shares registered in their own names, the shares credited to their account in the DRSP Plan will not be voted. An executed proxy will be deemed to include any DRSP shares and will be voted with respect to those shares credited to the participant's account. If a participant desires to vote DRSP Plan shares in person at the Meeting, a proxy for the shares credited to his or her account will be furnished upon written request received by the Company, at the address set forth on the cover of this Proxy Statement, at least fifteen (15) days prior to the date of the Meeting.

1.   ELECTION OF DIRECTORS (PROPOSAL 1)

     One of the purposes of the Meeting is to elect two (2) directors to serve until the 2002 Annual Meeting of Shareholders.

     Under the Company's Articles of Incorporation, as restated, and Article 3,
Section 2 of the Company's Bylaws, the Board of Directors is divided into three classes which shall be as nearly equal in number as possible, with the members of each class serving for three year terms or until their successors are elected or qualified.

     The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. If any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

     All nominees for election to the Board of Directors are considered and recommended by a Nominating Committee of the Board of Directors. (See "Committees of the Board of Directors.") The full Board of Directors considers the recommendations of that Committee and recommends the nominees to the shareholders. The Company has no procedure whereby nominations are solicited or accepted from shareholders, but the Nominating Committee will consider nominees whose names and business experience are submitted in writing by shareholders to the Corporate Secretary of the Company.

     Although the Board of Directors does not know whether any nominations will be made at the Meeting other than those set forth in this Proxy Statement, if any such nomination is made, or if votes are cast for any candidate other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the form enclosed with this Proxy Statement (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of a plurality of votes cast is required to elect directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

     The following information is set forth with respect to the two (2) nominees for election to be directors as well as the other members of the Board of Directors.


                 NAME, AGE AND PRINCIPAL EMPLOYMENT FOR PAST FIVE YEARS                         DIRECTOR SINCE
                 ------------------------------------------------------                         --------------


NOMINEES FOR ELECTION TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING OF SHAREHOLDERS:

     Walker S. Powers, 44, is currently a director of the Company and has been a                       1997
member of the management of SADISCO Corporation, an automobile salvage company based in Florence, South Carolina ("SADISCO") since 1975. Mr. Powers served as
SADISCO's President from 1993 through 1994. Mr. Powers was designated by the
Powers Group to serve on the Board of Directors. Walker S. Powers is the son of
Charles H. Powers.

     John P. Seibels, 57, is currently a director of the Company. He also holds                        1969(1)
a directorship with Policy Management Systems Corporation. Mr. Seibels has been an investor based in Columbia, South Carolina since March 1963. George R.P.
Walker, Jr. and John P. Seibels are cousins.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS:

     Charles H. Powers, 72, is currently Chairman of the Board of Directors of                         1997
the Company and is the owner and operator of SADISCO, a position he has held since 1964. He is also a Vice President and Treasurer of Holland Grills, in
Apex, North Carolina, and President of PC Inc., in Myrtle Beach, South Carolina.
Walker S. Powers is the son of Charles H. Powers. Mr. Powers was designated by the Powers Group to serve on the Board of Directors.

     Frank H. Avent, 57, is currently a director of the Company. He is a                               1997
director, President and General Manager of Pepsi Cola Bottling Company of
Florence, South Carolina, a position he has held since 1963. Mr. Avent also serves as a member of the Board of Directors of Atlantic Broadcasting Company,
Carolina Canners, Carotex, and Quality Financial Services. Mr. Avent was
designated to serve on the Board of Directors by the Avent Group.

     George R.P. Walker, Jr., 66, is currently a director of the Company and has                       1969(1)
been the owner and operator of Middlefield Farm (Hanoverian horse farm),
Blythewood, South Carolina, for more than the past five years. George R.P.
Walker, Jr. and John P. Seibels are cousins.


----------

(1) Each present director of the Company with election dates prior to October 1978 (when the Company became the parent of the South Carolina Insurance Company ("SCIC"), the Company's principal subsidiary) was formerly a Director of SCIC and the information set forth as to periods prior to 1978 reflects positions with SCIC and the year such Director was first elected to the SCIC Board of Directors.


                 NAME, AGE AND PRINCIPAL EMPLOYMENT FOR PAST FIVE YEARS                         DIRECTOR SINCE
                 ------------------------------------------------------                         --------------


DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS:

     A. Crawford Clarkson, Jr., 79, is currently a director of the Company. He                         1997
is a Certified Public Accountant and attorney. Mr. Clarkson served as
Commissioner of the South Carolina Tax Commission from 1987 until 1995, of which he was appointed Chairman in 1992. Prior to 1987, he was a senior partner of the
CPA firm of Clarkson, Harden & Gantt, which eventually combined with other firms to join Ernst & Young.

     Claude E. McCain, 74, is currently a director of the Company. He is also                          1995
Chairman of H.C. McCain Agency, Inc., President of McCain Realty, Inc. and
President of Insurance Finance Company, Inc. He was formerly a member of the
South Carolina State Insurance Commission for 15 years, 10 of which he served as
Chairman. Mr. McCain has been in the insurance business since 1946.

     Kenneth W. Pavia, 56, is currently a director of the Company. He is General                       1995
Partner of Bolero Investment Group, a position he has held since 1994. He also holds the office of Chairman of FHI, Inc., a securities holding company and
Fiduciary Leasco, Inc., a leasing company, a position held since 1985.

     Susie H. VanHuss, PhD., 59, is currently a director of the Company. She                           1997
currently serves as Executive Director of the USC Foundations at the University
of South Carolina. From 1974 through 1997, Dr. VanHuss served as a Professor and as Program Director of management at the University of South Carolina. Prior to serving as Program Director, she served as Interim Dean of the School of
Business Administration, also at the University of South Carolina.

     James L. Zech, 41, is currently a director of the Company. He currently                           1997
holds the office of President of the High Ridge Capital LLC, a position he has held since August 1995. From 1992 through 1995, Mr. Zech was Managing Director of S. G. Warburg & Co., Inc. He also is a director of Front Royal Group, Inc. a privately held company based in Raleigh, N.C., and Acordia, Inc., based in
Indianapolis, Indiana.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has five standing committees:
Executive, Audit, Compensation, Investment and Nominating.

     The Executive Committee is currently composed of Frank H. Avent, A. Crawford Clarkson, Jr., Claude E. McCain, Kenneth W. Pavia, Charles H. Powers, Walker S. Powers and George R.P. Walker, Jr. The Executive Committee exercises the same powers as the Board of Directors, except as otherwise limited by specific prohibitions in South Carolina statutes. The Committee's function is to act in the place of the Board on any matters which require Board action and occur between meetings of the Board. The Executive Committee did not meet during 1998.

     The Audit Committee is currently composed of John P. Seibels (Chairman), A. Crawford Clarkson, Jr., Claude E. McCain and James L. Zech, none of whom is an officer or employee of the Company. The Committee's functions include recommending independent public accountants to be employed by the Company, reviewing with the independent public accountants their reports and audits, and reporting to the full Board of Directors on their findings. The Audit Committee met six (6) times during 1998.

     The Compensation Committee is currently composed of Kenneth W. Pavia (Chairman), Frank H. Avent and Charles H. Powers, none of whom is an officer or employee of the Company. For a discussion of certain actions taken with respect to Mr. Powers' membership on the Compensation Committee, please see "Compensation Committee Interlocks and Insider Participation." The Committee's functions are to recommend to the full Board the remuneration arrangements for senior executive officers and for members of the Board of Directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits under such plan. The Compensation Committee met five (5) times in 1998.

     The Investment Committee is currently composed of Susie H. VanHuss, PhD. (Chairman), John P. Seibels and George R.P. Walker, Jr. The Committee's functions are to advise the Board of Directors and officers of the Company with respect to investment of the Company's assets and to periodically review, evaluate and report on the performance of the investments of the Company and its subsidiaries. The Investment Committee met three (3) times in 1998.

     The Nominating Committee is currently composed of Walker S. Powers (Chairman), Claude E. McCain and James L. Zech. The Committee's functions include selecting and recommending nominees for election as new, additional, and replacement directors and reviewing the performance of incumbent directors for nomination for re-election. The Nominating Committee met one (1) time in 1998.

     The Board of Directors met seven (7) times in 1998. In 1998, each of the incumbent directors attended at least 75% of the meetings of the Board and of the Committee(s) of which he or she was a member held during the period for which he or she served.

SECURITY OWNERSHIP OF THE COMPANY

     The following table sets forth, as of December 31, 1998, information regarding the beneficial ownership of the Company's Common Stock by the directors of the Company, nominees for election, each executive officer named in the Summary Compensation Table that appears under "Executive Compensation -- Summary Compensation Table," all directors and executive officers as a group and each person known to the Company to own 5% or more of its Common Stock.


        Name of Beneficial Owner (and address, with         Amount and Nature of        Percent of Shares of
         respect to non-directors or non-officers)          Beneficial Ownership           Common Stock (1)
        -------------------------------------------         --------------------        --------------------

Frank H. Avent                                                  532,500  (2)                      6.63
A. Crawford Clarkson, Jr.                                         3,775  (3)                      0.05
Claude E. McCain                                                  6,266  (4)                      0.08
Kenneth W. Pavia                                                  3,750  (5)                      0.05
Charles H. Powers                                             1,699,051  (6)                     21.85
Walker S. Powers                                                252,500  (7)                      3.25
John P. Seibels                                                 155,477  (4,8)                    2.00


----------

(1) The numbers shown include the shares which are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days.
(2) Includes 20,000 shares of Common Stock and 12,500 shares of Common Stock underlying certain options for which Mr. Avent has sole voting power and 250,000 shares of Common Stock and 250,000 shares of Common Stock underlying certain options as to which he has shared voting power beneficially owned (shared voting and disposition power) by Pepsi Cola Bottling Company of Florence, South Carolina ("PepsiCo"). Mr. Avent has informed the Company that he is the President and General Manager of PepsiCo. Mr. Avent's address is Post Office Box 3886, Florence, South Carolina 29502. Excludes an aggregate of 30,000 shares of Common Stock and 30,000 shares of Common Stock underlying certain options owned by Mr. Avent's three daughters, of which shares he holds neither sole nor shares voting or dispositive power and, therefore, disclaims beneficial ownership.
(3)  Includes 1,250 share of Common Stock underlying certain options.
(4)  Includes 5,000 shares of Common Stock underlying certain options.
(5)  Includes 3,750 shares of Common Stock underlying certain options.
(6) Includes 1,696,551 shares of Common Stock and 2,500 shares of Common Stock underlying certain options. Excludes 62,500 shares of Common stock held by Mr. Powers' daughter and son-in-law, of which shares, he holds neither sole nor shares voting or dispositive power and, therefore, disclaims beneficial ownership.
(7) Includes 250,000 shares of Common Stock and 2,500 shares of Common Stock underlying certain options.
(8) Excludes 2,253 shares of Common Stock held by Mr. Seibels' wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.


        Name of Beneficial Owner (and address, with         Amount and Nature of        Percent of Shares of
         respect to non-directors or non-officers)          Beneficial Ownership           Common Stock (1)
        -------------------------------------------         --------------------        --------------------

Susie H. VanHuss, PhD.                                           3,025  (3,10)                     0.04
George R.P. Walker, Jr.                                        130,464  (4,11)                     1.68
James L. Zech                                                  704,374  (12)                       8.31
Steven M. Armato                                                58,743  (13)                       0.75
Michael A. Culbertson                                           54,011  (14)                       0.69
Wayne A. Fletcher                                               36,205  (15)                       0.46
Andrew P. Martin                                                51,931  (16)                       0.66
R. Thomas Savage, Jr.                                           47,241  (17)                       0.60
All Directors, Nominees for Director and Executive           3,739,313  (18)                      41.62
Officers as a Group

PRINCIPAL HOLDERS
Avent Group                                                    830,000  (19)                      10.14
Franklin Resources, Inc.                                       650,900  (20)                       8.37
Goldman Sachs & Co.                                            613,900  (21)                       7.90
Heartland Advisors, Inc.                                       500,000  (22)                       6.43



----------

(9) The numbers shown include the shares which are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days.
(10) Excludes 2,250 shares of Common Stock held by Mrs. VanHuss' husband, of which shares she holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.
(11) Excludes 11,389 shares of Common Stock held by Mr. Walkers's wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership.
(12) The share ownership for (i) High Ridge Capital, LLC is jointly filed with
     (ii) High Ridge Capital Partners, LP, (iii) HRC General Partner, LP, (iv) James L. Zech and (v) Steven J. Tynan. Includes 703,124 shares of Common Stock underlying certain options. The information was reported on Form 13D dated January 28, 1998 and filed with the Securities and Exchange Commission. Includes 1,250 shares of Common Stock underlying certain options. The principal address for (i), (ii), (iii), (iv), and (v) is 107 Elm Street, Four Stamford Plaza, Post Office Box 120043, Stamford, Connecticut 06912-0043.
(13) Excludes 2,500 shares held by Mr. Armato's wife, of which shares he holds neither sole nor shared voting or dispositive power and, therefore, disclaims beneficial ownership and includes 52,425 shares of Common Stock underlying certain options.
(14) Includes 52,425 shares of Common Stock underlying certain options.
(15) Includes 33,625 shares of Common Stock underlying certain options.
(16) Includes 50,000 shares of Common Stock underlying certain options.
(17) Includes 40,000 shares of Common Stock underlying certain options.
(18) Includes 1,211,599 shares of Common Stock underlying certain options as held by the above individuals.
(19) Includes (i) 270,000 shares of Common Stock and 262,500 shares of Common Stock underlying certain options for which Mr. Frank Avent, a director of the Company, either owns individually or shares voting and dispositive power and (ii) 148,750 shares of Common Stock and 148,750 shares of Common Stock underlying certain options which are owned by other members of the Avent Group. The address for the Avent Group is Post Office Box 3886, Florence, South Carolina 29502.
(20) The share ownership for Franklin Resources, Inc. is based on a Form 13G dated February 4, 1999 and filed with the Securities and Exchange Commission. The shares owned by (i) Franklin are beneficially owned by (ii) Charles B. Johnson, a principal shareholder of Franklin, and (iii) Rupert
     H. Johnson, Jr., a principal shareholder of Franklin, and (iv) Franklin Advisory Services, Inc., investment advisor for Franklin. The principal address for (i), (ii) and (iii) is 777 Mariners Island Boulevard, San Mateo, California 94404, and the principal address for (iv) is One Parker Plaza, Sixteenth Floor Fort Lee, New Jersey 07024.
(21) The share ownership for (i) Goldman, Sachs & Co. is jointly filed with the
     (ii) Goldman Sachs Group, LP and (iii) Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Value Fund based on a Form 13G dated February 16, 1999 and filed with the Securities and Exchange Commission. The principal address for (i), (ii) and (iii) is 85 Broad Street, New York, New York 10004.


        Name of Beneficial Owner (and address, with         Amount and Nature of        Percent of Shares of
         respect to non-directors or non-officers)          Beneficial Ownership           Common Stock (1)
        -------------------------------------------         --------------------        --------------------


High Ridge Capital, LLC                                           703,124  (12)                  8.30
Powers Group                                                    2,014,051  (24)                 25.89
Wellington Management Company, LLP                                749,600  (25)                  9.64


----------

(22) The share ownership for Heartland Advisors, Inc. is based on a Form 13G dated February 2, 1999 and filed with the Securities and Exchange Commission. The principal address for Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.
(23) The numbers shown include the shares which are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days.
(24) Includes (i) 1,696,551 shares of Common Stock and 2,500 shares of Common Stock underlying certain options which are owned by Mr. Charles H. Powers, a director of the Company, (ii) 250,000 shares of Common Stock and 2,500 shares of Common Stock underlying certain options which are owned by Walker
     S. Powers, a director of the Company, and (iii) 62,500 shares of Common Stock and 28,124 shares of Common Stock underlying certain options owned by Mr. Charles Powers' daughter and son-in-law. The address for the Powers Group is Post Office Box 6525, Florence, South Carolina 29502.
(25) The share ownership for Wellington Management Company, LLP is based on information provided in a 13G dated February 10, 1999 and filed with the Securities and Exchange Commission. Amount beneficially owned is 749,600 with shared voting power of 385,100 and shared power to dispose or to direct the disposition of 749,600. The principal address is 75 State Street, Boston Massachusetts 02109.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     In 1998, the Company paid quarterly to each director who was not a full-time employee of the Company a retainer fee of $500 per month plus $750 for each meeting of the Board at which the director was present, and a fee of $500 for each meeting of a Board Committee which he attended. A fee of $1,000 is paid to a director who serves as a Chairman of a Board Committee for attendance at such meeting. Pursuant to the Company's 1995 Stock Option Plan for Non-Employee Directors, on June 16, 1998, each non-employee director serving on that date was granted a non-statutory stock option with a right to buy 1,250 shares of Common Stock. The exercise price of each option is $7.00, which was 100% of the fair market value per share of Common Stock on the date the option was granted. John
C. West resigned as Chairman of the Board effective July 31, 1998. Upon his resignation, Mr. West was given the honorary title "Chairman Emeritus" and he became a consultant to the Company. In connection with this consultant arrangement, Mr. West was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $7.25 per share for a term of two years.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company and such subsidiaries, other than the Chief Executive Officer, whose compensation was in excess of $100,000 (the "Executive Group"), in all capacities in which they serve.





                           SUMMARY COMPENSATION TABLE


                                                                             Long-term Compensation
                                                                             ----------------------
                                          Annual Compensation                   Awards            Payouts
                                          -------------------                   ------            -------
                                                                         Restricted  Securities
                                                         Other Annual     Stock      Underlying    LTIP      All Other
    Name and Principal               Salary     Bonus    Compensation     Awards       Options    Payouts   Compensation
         Position            Year     ($)        ($)         ($)            ($)          (#)        ($)          ($)
--------------------------- ------- ---------  -------  --------------- -----------  ------------ --------- --------------
R. Thomas Savage, Jr.       1998      73,962         0     48,165(1)       4,500        40,000         0         0
Acting President and
Chief Executive Officer
and Chief Financial
Officer(2)

Ernst N. Csiszar            1998     389,231         0          0              0        50,000         0         0
President and Chief         1997     225,000         0          0              0             0         0         0
Executive Officer(3)        1996     144,000    50,000          0              0        50,001         0         0

John A. Weitzel             1998     232,631         0          0              0        25,000         0         0
President and Chief         1997     165,600         0     20,000(4)           0             0         0         0
Executive Officer(5)        1996     144,000    25,000          0              0        25,000         0         0

Andrew P. Martin            1998     126,000    10,000          0         14,000        35,000         0         0
President and Chief
Operating Officer(6)

Wayne A. Fletcher           1998     121,500    10,000     41,202         13,500        23,625         0         0
Vice President(6)

Michael A. Culbertson       1998     105,713     2,000          0         11,499        20,125         0         0
Senior Vice President       1997     103,505         0      5,308         11,495        34,103         0         0

Steven M. Armato            1998     105,713     2,500          0         11,499        20,125         0         0
Vice President-Adm          1997     103,505         0      2,289         11,495        34,103         0         0


----------

(1) This amount represents relocation expenses paid on behalf of Mr. Savage by the Company, including approximately $39,000 paid to Prudential Relocation Services for assistance with various relocation matters.
(2) Elected Chief Financial Officer July 31, 1998. Appointed Acting President and Chief Executive Officer September 21, 1998.
(3)  Resigned April 15, 1998.
(4) The amount shown represents the dollar value of the difference between the price Mr. Weitzel paid to the Company upon the exercise of certain stock options and the fair market value of the Common Stock he received at the date of exercise.
(5)  Resigned September 16, 1998.
(6)  Officer of certain subsidiaries.

OPTION GRANTS

     During the year ended December 31, 1998, the Company granted a total of 363,875 stock options to certain members of the Executive Group pursuant to the Company's 1996 Stock Option Plan for Employees. The following table sets forth the grants during the year ended December 31, 1998.

           OPTIONS/SAR GRANTS DURING THE YEAR ENDED DECEMBER 31, 1998


                              Number of     Percent of
                             Securities       Total                                   Potential Realizable Value at
                             Underlying      Options/     Exercise                    Assumed Rates of Stock Price
                              Options/         SARs        or Base                    Appreciation for Option Term
                            SARs Granted    Granted to      Price      Expiration                  ($)
           Name                  (#)        Employees     ($/Share)       Date      5%(1)                       10%(1)
--------------------------- -------------- ------------- ------------ ------------- ----------------------------------
R. Thomas Savage, Jr.              40,000         5.16%       $7.125      7/6/2003         $0               $0

Ernst N. Csiszar                   50,000         6.44%       $8.125     3/25/2003         $0               $0

John A. Weitzel                    25,000         3.22%       $8.125     3/25/2003         $0               $0

Andrew P. Martin                   35,000         4.51%        $7.25     2/12/2003         $0               $0

Wayne A. Fletcher                  23,625         3.04%        $7.25     2/12/2003         $0               $0

Michael A. Culbertson              20,125         2.59%        $7.25     2/12/2003         $0               $0

Steven M. Armato                   20,125         2.59%        $7.25     2/12/2003         $0               $0


----------

(1)  Assumed for illustrative purposes only.

OPTION EXERCISES AND YEAR-END HOLDINGS

         During the year ended December 31, 1998, no member of the Executive Group exercised stock options. The following table sets forth certain information with respect to unexercised stock options held by the Executive Group as of December 31, 1998.

                 Aggregated Option/SAR Exercises During the Year
           Ended December 31, 1998 and 1998 Year-End Option/SAR Values


                              Shares
                              Acquired                    Number of Securities             Value of Unexercised
                                On         Value         Underlying Unexercised         In-The-Money Options/SARs at
                              Exercise   Realized       Options/SARs at Year-End             Fiscal Year- End
           Name                 (#)         ($)      (#) Exercisable/Unexercisable       Exercisable/Unexercisable
---------------------------- ----------- ----------- -------------------------------- --------------------------------
R. Thomas Savage, Jr.            0          N/A               13,334/26,666                        $0/$0

Ernst N. Csiszar                 0          N/A                    0/0                             $0/$0

John A. Weitzel                  0          N/A               36,666/33,334                      $2,500/$0

Andrew P. Martin                 0          N/A               26,667/23,333                        $0/$0

Wayne A. Fletcher                0          N/A               7,875/25,750                         $0/$0

Michael A. Culbertson            0          N/A               22,907/29,518                        $0/$0

Steven M. Armato                 0          N/A               22,907/29,518                        $0/$0



EMPLOYMENT AGREEMENTS

     During 1998, there were no formal employment contracts between any Executive Officer and the Company. Any issue relating to executive compensation would be reviewed by the Compensation Committee, which would recommend a course of action to the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for recommending to the full Board the remuneration arrangements for senior executive officers and for members of the Board of Directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits under such plan. The primary elements of the Company's executive compensation program have historically consisted of a base salary, a bonus opportunity and stock options. Base salaries are determined, and have at times been increased, by evaluating the responsibilities of the position held and the experience of the executive officer. Overall compensation is based on the Compensation Committee's assessment of prevailing market compensation levels.

     BASE SALARY. Each executive officer's base salary is determined based on a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness and length of service. Base salaries are designed to be competitive with those offered in markets in which the Company competes for executive talent. Each executive officer's salary is reviewed semi-annually and although these and other factors are considered in setting base salaries, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

     BONUS OPPORTUNITY. A bonus, if any, is based upon the operations of the Company and recommendations by the Compensation Committee. No bonuses have been paid to Ernst N. Csiszar R, Thomas Savage, Jr. or John A.

Weitzel (the "Named Executive Officers") based on their performances during 1998.

     STOCK OPTIONS. The Compensation Committee recommended and the Board approved a grant of options to each of the Named Executive Officers. The Compensation Committee believes stock option grants to these officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual Named Executive Officers, their expected future contributions and prior option grants.

     The compensation paid to other executive officers was not determined by this Compensation Committee. Currently, compensation for executive officers other than the Named Executive Officers noted above, is determined by the Chief Executive Officer based on the performance of each individual.

     The foregoing has been provided by the Company's Compensation Committee.

             Kenneth W. Pavia (Chairman)
             Frank H. Avent
             Charles H. Powers

     THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On July 31, 1998, the Board of Directors appointed Charles H. Powers Chairman of the Board of Directors. By virtue of the Company's By-laws, the Chairman of the Board of Directors was considered an unpaid officer of the Company from July 31, 1998 until February 12, 1999, when the Board of Direcotrs amended the Company's By-laws to remove such officer designation. On November 12, 1998, the Compensation Committee approved a grant to certain Company employees, including certain executive officers, of options to purchase shares of the Company's Common Stock pursuant to the 1996 Stock Option Plan for Employees (the "Grant"). The Board ratified the Grant by unanimous approval on February 4, 1999.

STOCK PERFORMANCE CHART

         The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years through December 1998 with the cumulative total return on the NASDAQ Stock Market (U.S. companies) Index and the NASDAQ Fire, Marine and Casualty Insurance Stock Index.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                          THE SEIBELS BRUCE GROUP INC.

        PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
        Produced on 02/19/1999 including data to 12/31/1998

                                 [graph omitted]



LEGEND

Symbol    CRSP Total Returns Index For:                 12/1993   12/1994   12/1995   12/1996   12/1997   12/1998
------    -----------------------------                 -------   -------   -------   -------   -------   -------

          The Seibels Bruce Group Inc.                   100.0     142.9      85.7     117.9     107.9      48.2
          NASDAQ Stock Market (US Companies)             100.0      97.8     138.3     170.0     208.3     293.5
          NASDAQ Stocks (SIC 6330-6339 US Companies)     100.0      96.3     135.0     146.3     222.3     189.5
          Fire, Marine, and Casualty Insurance



NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/1993.

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CERTAIN TRANSACTIONS

     Mr. John C. West, chairman emeritus of the Board of Directors of the Company, is of counsel to the law firm of Bethea, Jordan & Griffin. Bethea, Jordan & Griffin has been retained by the Company to perform legal services. During the fiscal year ended December 31, 1998, the Company paid a total of $40,136 to Bethea, Jordan & Griffin.

     During the fiscal year ended December 31, 1998, the Company paid a total of $521,738 to SADISCO Corporation ("SADISCO") of which $53,800 was for salvage and disposal services provided to the Company in the ordinary course of business and $467,938 was for reimbursement of expenses advanced by SADISCO on behalf of the Company in connection with such services. Charles H. Powers, chairman of the Board of Directors of the Company, is the owner and operator of SADISCO.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with all such forms they file. Based solely on the Company's review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that for the fiscal year ended December 31, 1998, the Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were in compliance, with the exception of Charles H. Powers, who filed a late Form 4 relating to certain shares transferred.


2. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP TO BE INDEPENDENT ACCOUNTANTS FOR THE COMPANY (PROPOSAL 2)

     One of the purposes of the Meeting is to ratify the selection of independent accountants to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1999. Arthur Andersen LLP has served as the Company's independent accountants since December 28, 1992. On February 4, 1999, acting on the recommendation of the Audit Committee, the Board of Directors adopted resolutions directing the employment of Arthur Andersen LLP to audit the books, records, and accounts of the Company for 1999 and the submission of the selection to the shareholders for ratification. Accordingly, the Board recommends the approval of the following resolution:

     RESOLVED, that the selection by the Board of Directors of the firm of Arthur Andersen LLP to audit the books, records, and accounts of the Company and its subsidiaries for the year ending December 31, 1999, be ratified.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement, and will be available to answer questions from shareholders. Approval by the Shareholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the Shareholders. If holders of a majority of the Shares of Common Stock present and entitled to vote at the Meeting should not approve the selection of Arthur Andersen LLP, the Board will consider the selection of another accounting firm.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote by the holders of a majority of the votes cast in person or by proxy at the Meeting is required for approval of Proposal 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

SHAREHOLDER PROPOSALS

     For a shareholder proposal to be presented at the next annual meeting, it must be received by the Company at its principal executive offices not later than December 10, 1999, in order to be included in the proxy statement and proxy form for the 2000 annual meeting. Any such proposal should be addressed to the Company's Corporate Secretary and delivered to the Company's principal executive offices at 1501 Lady Street, Columbia, South Carolina 29201 or mailed to Post Office Box One, Columbia, South Carolina 29202.

OTHER BUSINESS

     There is no reason to believe that any other business will be presented at this Meeting; however, if any other business should properly and lawfully come before the Meeting, the proxies will vote in accordance with their best judgment.


                                                    /s/ Matt P. McClure
                                                    --------------------
                                                    Matt P. McClure
                                                    Corporate Secretary